Exhibit 15.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231894 on Form S-8 of our report dated April 29, 2020, relating to the financial statements of UP Fintech Holding Limited, appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 28, 2021